Exhibit 10.3


                                 AMENDMENT NO. 3
                         (DATED EFFECTIVE MAY 25, 2006)
                                       TO
                  SCHOLASTIC CORPORATION 1997 OUTSIDE DIRECTORS
                                STOCK OPTION PLAN
                    (AMENDED AND RESTATED AS OF MAY 25, 1999)

                  1. Section 3 of the Plan is amended FIRST by deleting the first paragraph appearing therein and SECOND by restating the first sentence of the second paragraph to read as follows:

                  Except as provided in Section 5 below, an option may be exercised, in whole or in part at any time and from time or time during the period beginning with the date the option first becomes exercisable and ending on the date the option expires, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.

                  2. Section 5 of the Plan is amended by restating subsection (c)(4) to read as follows:

                  Notwithstanding the provisions of subsections (b) and (c) above of this Section 5, in no event shall any option granted under the Plan be exercised within six months after the date of grant.

                  3. Except as otherwise provided herein, the Plan is ratified and confirmed and shall continue in full force and effect.

                  The foregoing amendment was duly approved by resolution of the Board of Directors of Scholastic Corporation at its meeting held on May 25, 2006.